WORKPLACE COMPLIANCE, INC.
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)


    This certifies that: -------------------------

     the registered Holder or registered assign (the "Holder"), is the owner for value received of: ---------- warrants (the "Warrants") (subject to adjustment as hereinafter referred to), each of which Warrants entitles the Holder to purchase during the period commencing --------- and expiring at 5:00 P.M. Eastern Time on ------, 200-, one fully paid, non-assessable share of common stock, $.0001 par value per share ("Share") of WorkPlace Compliance, Inc., a Delaware corporation (the "Company"), upon payment of $-- per share (the "Exercise Price"), provided, however, that the number of Shares purchasable upon exercise of each Warrant may be increased or reduced and the Exercise Price adjusted in the event of a stock dividend, stock split, reclassification, reorganization, consolidation, merger, sale of all or substantially all of the property of the Company, sales of stock at less than the greater of market value or the Exercise Price or other dilutive transactions. The Exercise Price of Warrants represented by this Warrant Certificate is payable either in cash or by bank draft to the order of the Company. No adjustment shall be made for any dividends on any Shares issuable upon exercise of the Warrants represented by this Warrant Certificate.

    In order to exercise these Warrants, the form of election to purchase on the reverse side must be properly completed and executed. If Warrants represented by this Warrant Certificate are exercised with respect to fewer than all Shares purchasable, certificates representing Warrants to purchase the remaining number of Shares will be issued.

     The Company shall not be required to issue fractions of Shares upon the exercise of Warrants, but the holder shall have the right to purchase a whole Share.

     Warrants are transferable at the office of the Company by the Holder thereof in person or by attorney duly authorized in writing, but only upon surrender of the Warrant Certificate and the payment of transfer taxes, if any. Upon any such transfer, a new Warrant Certificate or new Warrant Certificates of different denominations of like tenor and representing in the aggregate the right to purchase a like number of Shares, will be issued to the transferee in exchange for this Warrant Certificate.

     This Warrant Certificate, when surrendered at the office of the Company by the Holder in person or by attorney duly authorized in writing, may be exchanged for any other Warrant Certificates of different denominations of like tenor and representing in the aggregate the right to purchase a like number of Shares.

     If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Shares or other securities purchasable upon the exercise of Warrants are closed for any reason, the Company shall not be required to make delivery of Certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

     The Holder shall not be entitled to any of the rights of a shareholder of the Company prior to exercise hereof.

     This Warrant Certificate is not valid unless countersigned by the Warrant Transfer Agent.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


                                                                COUNTERSIGNED:
                                               American Registrar & Transfer Co.
                                                              342 East 900 South
                                                      Salt Lake City, Utah 84117



                                                          AUTHORIZED SIGNATURE
Dated: ----------------


                           WORKPLACE COMPLIANCE, INC.
/s/Jan Taylor                    CORPORATE SEAL           /s/William Stopperan
------------------                   2000                --------------------
  Secretary                        DELAWARE                 President

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common
TEN ENT -  as tenants by the entireties
JT TEN -   as joint tenants with right of
           survivorship and not as tenants
           in common and not as community property


UNIFORM GIFTS TO MINORS ACT


(Custodian)                          (Minor)
under the Uniform Gifts of Minors Act of  the State of ------------------

EXERCISE

     I or we hereby irrevocably elect to exercise the right of purchase represented by this certificate to purchase ------ shares of the common stock of the Company ("Shares") and hereby make payment of ----------------- (number of shares purchased multiplied by $--) payable to the order of WorkPlace Compliance, Inc., in payment of the exercise price for such Shares, and request that certificates for the Shares shall be issued in the name of:

Please insert social security or EIN number or other identifying number: -------------------------


(Insert name address, including zip code):

------------------------------------------------------

------------------------------------------------------

     And, if such number of Shares shall not be all of the shares purchasable hereunder, that a new Warrant Certificate or like tenor for the balance of the remaining Shares purchasable hereunder be delivered to the undersigned at the address above.

     IMPORTANT: The name of the person exercising this warrant must correspond with the name of the Warrantholder written on the face of this Certificate in every particular, without alteration or any change whatever, unless it has been assigned by completing the Assignment form below.


DATED: ---------------- 20--          X---------------------------------------
                                             Signature of Registered Holder


                                      X---------------------------------------
                                             Signature of Registered Holder


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

Please insert social security or EIN number or other identifying number: -----------------

(Insert name and address, including zip code):

----------------------------------------------------

----------------------------------------------------

     The right to purchase -------------- Shares evidenced by this Warrant, and does hereby irrevocably constitute and appoint any officer of the Company or its transfer agent and registrar as lawful Attorney to transfer such right on the books of the Company with full power of substitution in the premises.



DATED: -------------, 20--            X---------------------------------------
                                          Signature of Registered Holder


                                      X---------------------------------------
                                          Signature of Registered Holder


     IMPORTANT: Every registered owner of this Certificate must sign it to assign or otherwise transfer Warrants. The above signature or signatures must correspond with the name or names written on the face of this Certificate in every particular, without alteration, enlargement or any change whatever. Each signature should be "medallion" guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) with membership in an approved signature guarantee Medallion Program pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.


SIGNATURE GUARANTEE: